UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2024

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Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest Street, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2023, Volcon, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors listed on the signature pages thereto (individually, the “Investor” and collectively, the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors in a private placement (i) senior non-convertible notes in an aggregate principal amount of $2,942,352.00 (the “Notes”), and (ii) five-year warrants to purchase approximately 10.1 million shares of Company common stock with an exercise price of $0.29 per share (the “Warrants”). The closing of the private placement will occur upon the satisfaction of customary closing conditions.

The Notes will be the senior unsecured obligations of the Company and were issued with an original issue discount of approximately 15%. The Notes will bear no interest unless an event of default has occurred, upon which interest accrues at 10.0% per annum. The Notes will mature on the one-year anniversary of the issuance date (the “Maturity Date”).

The Warrants will contain certain exercise limitations, providing that no exercise may be made if, after giving effect to the exercise, the holder, together with any of its affiliates, would own in excess of 4.99% of the Company’s outstanding shares of common stock.

Aegis Capital Corp. (“Aegis”) acted as exclusive placement agent for the private placement, and will receive upon closing cash compensation of 7.2% of the private placement, and expense reimbursement of $50,000.

The issuance of the Notes and the Warrants was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

The Purchase Agreement, the Placement Agency Agreement, the Form of Note, and the Form of Warrant (collectively, the “Transaction Documents”), have been attached as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations between the parties with respect to the private placement described above, the Transaction Documents are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the Transaction Documents, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Transaction Documents. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the Transaction Documents and are modified in important part by the underlying disclosure schedules in the Transaction Documents. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Transaction Documents is not complete and each is qualified in its entirety by reference to the full text of the Transaction Documents, copies of which are filed as Exhibit 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The description of the Notes described in Item 1.01 issued by the Company is incorporated herein.

Item 3.02	Unregistered Sale of Equity Securities.

The descriptions of the securities described in Item 1.01 issued by the Company are incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of Notes
4.2	Form of Warrants
10.1	Form of Securities Purchase Agreement by and among the Company and the Investors, dated May 20, 2024
10.2	Placement Agency Agreement dated May 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: May 20, 2024	/s/ Greg Endo
Greg Endo Chief Financial Officer

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